As filed with the U.S. Securities and Exchange Commission on September 5, 2025

Registration No. 333-288465

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________________________________________

AMENDMENT NO. 3 TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________________________________________________________

Republic Power Group Limited
(Exact name of registrant as specified in its charter)

______________________________________________________________________

British Virgin Islands	7371	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

#04-09 Techplace II,
5008 Ang Mo Kio Ave 5
Singapore 569874
+65 6717 7722
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________________________________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________________________________________________

With a Copy to:

Joan Wu, Esq. Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 (212) 530-2208	Mark E. Crone, Esq. Liang Shih, Esq. Ron Levy, Esq. The Crone Law Group, P.C. 420 Lexington Avenue, Suite 2446 New York, NY 10170 (646) 861-7891

______________________________________________________________________

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.	☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Republic Power Group Limited is filing this Amendment No.3 (“Amendment No. 3”) to the registration statement on Form F-1 (Registration No. 333-288465) (the “Registration Statement”), as an exhibit-only filing. Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibits being filed with this Amendment No. 3. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide that, we may indemnify against all expenses, including legal fees, and against all judgements, fines, and amounts paid in settlement and reasonably incurred in connection with legal, administrative, or investigative proceedings any Eligible Person (which is defined in the memorandum and articles of association as any “individuals, corporations, trusts, the estates of deceased individuals, partnerships, and unincorporated associations of persons”) who is or was:

(a)     a party or is threatened to be made a party to any threatened, pending, or completed proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that the Eligible Person is or was a director; or

(b)    at our request, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust, or other enterprise.

The above does not apply unless the Eligible Person acted honestly and in good faith and in what he or she believed to be in our best interests and, in the case of criminal proceedings, the Eligible Person had no reasonable cause to believe that his or her conduct was unlawful.

For the purposes of the above, where the Company is a wholly owned subsidiary or a parent, a director acts in our best interests if he or she acts in the best interests of our parent, in either case, in the circumstances specified in the BVI Act, as the case may be.

The decision of our directors as to whether the person acted honestly and in good faith and with a view to our best interests and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our articles of association, unless a question of law is involved.

The termination of any proceedings by any judgement, order, settlement, conviction, or the entering of a nolle prosequi does not, by itself, create a presumption that the Eligible Person did not act honestly and in good faith and with a view to our best interests or that the Eligible Person had reasonable cause to believe that his or her conduct was unlawful.

Expenses, including legal fees, incurred by our director (or our former director) in defending any legal, administrative, or investigative proceedings may be paid by us in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director (or a former director) to repay the amount if it shall ultimately be determined that the director (or a former director) is not entitled to be indemnified by us in accordance with the provisions stated above and upon such other terms and conditions, if any, as we deem appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to our memorandum and articles of association is not exclusive of any other rights to which the Eligible Person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors, or otherwise, both as to acting in the Eligible Person’s official capacity and as to acting in another capacity while serving as a Director.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified above on condition that the secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to the offer letters with our directors and the employment agreements with our executive officers we agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to the registration statement of which this prospectus forms a part, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act.

On March 27, 2025, we issued 100,000 Class B Ordinary Shares to True Sage for cash at par.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)    Exhibits

See Exhibit Index beginning on page II-4 of the registration statement of which this prospectus forms a part.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum and Articles of Association, effective on August 29, 2023
3.2*	Amended and Restated Memorandum and Articles of Association, effective on April 21, 2025
4.1*	Specimen Certificate for Class A Ordinary Shares
5.1*	Opinion of Forbes Hare regarding the validity of the Class A Ordinary Shares being registered
8.1*	Opinion of Forbes Hare regarding certain British Virgin Islands tax matters (included in Exhibit 5.1)
10.1*	Share Exchange Agreement dated November 17, 2021, by and between Republic Power Group Limited and Mr. Sai Bin Loi
10.2*	Form of Director Offer Letter
10.3*	Employment Agreement by and between CEO Ziyang Long and the Company dated December 1, 2021
10.4*	Employment Agreement by and between CFO Chak Ming Wong and the Company dated February 3, 2025
10.5*	Form of Software Development Service Agreement with the Company’s clients
10.6*	Form of Software Development Service Agreement with the Company’s supplier
10.7*	The Share Purchase Agreement by and between Sai Bin Loi and True Sage, dated December 11, 2024, as amended on January 8, 2028
16.1*	Letter of Friedman LLP to the U.S. Securities and Exchange Commission dated July 1, 2025
21.1*	List of Subsidiary
23.1**	Consent of Friedman LLP
23.2**	Consent of Onestop Assurance PAC
23.3*	Consent of Forbes Hare (included in Exhibit 5.1)
24.1*	Power of Attorney
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Nominating and Corporate Governance Committee Charter
99.4*	Code of Business Conduct and Ethics of Registrant
99.5*	Consent of Independent Director Nominee Jeffrey Stagg
99.6*	Consent of Independent Director Nominee Siu Wan Lo
99.7*	Consent of Independent Director Nominee Chun Yu Tso
99.8*	Executive Compensation Recovery Policy
107*	Filing Fee Table

____________

*        Previously filed

**      Filed herewith

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on September 5, 2025.

Republic Power Group Limited
By:	/s/ Ziyang Long
	Name:	Ziyang Long
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Ziyang Long	Chief Executive Officer and Director	September 5, 2025
Name: Ziyang Long	(Principal Executive Officer)
/s/ Chak Ming Wong	Chief Financial Officer	September 5, 2025
Name: Chak Ming Wong	(Principal Accounting and Financial Officer)
*	Chairman of the Board and Director	September 5, 2025
Name: Hao Feng Ng
*	By:	/s/ Ziyang Long
Ziyang Long
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, New York, on September 5, 2025.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.